THIRD AMENDMENT TO THE
FIRST CITIZENS COMMUNITY BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This Third Amendment (this “Amendment”) to the First Citizens Community Bank Supplemental Executive Retirement Plan, as amended (the “SERP”), is effective as of June 18, 2024.

W I T N E S S E T H:

WHEREAS, First Citizens Community Bank (the “Bank”) maintains the SERP for the benefit of certain senior officers; and

WHEREAS, the Board of Directors of the Bank resolved to amend the SERP to make certain modifications to the definition of the term Final Average Pay, effective as of June 18, 2024.

NOW, THEREFORE, the SERP is hereby amended as follows:

1.	The definition of the term “Final Average Pay” is hereby deleted in its entirety and the following substituted in lieu thereof:

“Final Average Pay” means the average of an Executive’s annual Compensation during the three completed calendar years preceding the Executive’s termination of employment; provided, however, that solely with respect to the Executive(s) identified in Appendix B to the Plan, if, at any time during the three completed calendar years preceding the Executive’s termination of employment, the Executive transitioned to a different position with the Company and his or her salary was reduced in connection with such transition, then the Executive’s Final Average Pay shall be determined based on the three completed calendar years preceding the calendar year during which the Executive transitioned to such different position; provided, further, that solely with respect to the Executive(s) identified in Appendix C to the Plan, the Executive’s Final Average Pay shall be determined based on the highest average annual Compensation the Executive earned during any three non-consecutive completed calendar years of service in the ten completed calendar years preceding such Executive’s termination of employment.

2.	Appendix B to the SERP is deleted in its entirety, to be replaced by the Appendix B attached to this Amendment.

3.	Appendix C attached to this Amendment is hereby added as Appendix C to the SERP.

IN WITNESS WHEREOF, the Bank has caused this Amendment to be executed by its duly authorized officer on June 18, 2024.

APPENDIX B

Mickey L. Jones

APPENDIX C

Randall E. Black